Exhibit 16.1

101 Bracken Road Montgomery, New York 12549 Tel (845) 457-1100 Fax (845) 457-1160 e-mail: nh@nhcpas.com

Randy E. Bullis, CPA, DABFA
Peter J. Bullis, CPA, DABFA
Norman M. Sassi, CPA
Julia R. Fraino, CPA
Mark M. Levy, CPA, CFP
William T. Trainor, CPA
Christopher E. Melley, CPA
Gary C. Theodore, CPA
Thomas R. Busse, Jr., CPA
Securities and Exchange Commission	____________
100 F Street, NE	Ronald E. Clum, CPA
Washington, D.C. 20549	Timothy B. Flanagan, CPA/PFS, CFP
Michael J. Frohnhoefer, CPA
Walter J. Jung, CPA
Joseph P. McKinstrie, CPA
Brent T. Napoleon, CPA
Jennifer L. Rowe, CPA

March 9, 2007

Re: Walden Federal Savings and Loan Association

To Whom It May Concern:

We were previously the principal independent auditor for Walden Federal Savings and Loan Association. On November 10, 2006, we resigned our appointment as principal auditor.

We have read the section captioned “Change in Accountants” in the Registration Statement and are in agreement with the statements concerning our firm contained therein, and we have no basis to agree or disagree with the other statements contained therein.

Very truly yours;

/s/ Nugent and Haeussler, P.C.

Nugent and Haeussler, P.C.

MEMBERS: NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS • AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS